EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of CECO Environmental Corp., a Delaware corporation (the “Registrant”), hereby constitutes and appoints Dennis Sadlowski, Matthew Eckl, Paul Gohr and Chasity Henry, or any of them, each acting alone, as the true and lawful attorney-in-fact or agent, or attorneys-in-fact or agents, for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (1) one or more Registration Statements on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of common stock, $0.01 par value per share, of the Registrant issuable in connection with the Registrant’s Employee Stock Purchase Plan, (2) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement and (3) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary, appropriate or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 16th day of June 2020:

/s/ Dennis Sadlowski Dennis Sadlowski Chief Executive Officer and Director	/s/ Matthew Eckl Matthew Eckl Chief Financial Officer
/s/ Paul Gohr Paul Gohr Chief Accounting Officer	/s/ Jason DeZwirek Jason DeZwirek Chairman of the Board and Director
/s/ Eric M. Goldberg Eric M. Goldberg Director	/s/ David B. Liner David B. Liner Director
/s/ Claudio A. Mannarino Claudio A. Mannarino Director	/s/ Munish Nanda Munish Nanda Director
/s/ Jonathan Pollack Jonathan Pollack Director	/s/ Valerie Gentile Sachs Valerie Gentile Sachs Director